EXECUTION VERSION
CSX
CORPORATION

$1,200,000,000

FIVE-YEAR REVOLVING
CREDIT AGREEMENT

May 12, 2004

CITIBANK, N.A.
THE BANK OF NOVA SCOTIA
as Co-Syndication Agents

CREDIT SUISSE FIRST BOSTON
MIZUHO CORPORATE BANK, LTD.
as Co-Documentation Agents

JPMORGAN CHASE BANK
as Administrative Agent
________________________

J.P. MORGAN SECURITIES INC.,
as Sole Advisor, Lead Arranger and Bookrunner

Table of Contents

i

ii

                                                                                                                                                                                     Page

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	62
SECTION 9.10. WAIVER OF JURY TRIAL	62
SECTION 9.11. Headings	62
SECTION 9.12. Confidentiality	62
SECTION 9.13. USA PATRIOT Act	63
SCHEDULES:

Schedule 2.01 — Commitments
Schedule 3.06 — Disclosed Matters
Schedule 6.02 — Certain Transactions

EXHIBITS:

Exhibit A — Form of Assignment and Acceptance
Exhibit B-1 — Form of Revolving Loan Note
Exhibit B-2 — Form of Competitive Loan Note
Exhibit C — Form of Opinion of Wachtell, Lipton, Rosen & Katz
Exhibit D — Form of Opinion of General Counsel or an Assistant General Counsel

iii

FIVE-YEAR REVOLVING CREDIT AGREEMENT, dated as of May 12, 2004, among CSX CORPORATION, a Virginia corporation, as Borrower, the LENDERS parties hereto, CITIBANK, N.A. and THE BANK OF NOVA SCOTIA, as Co-Syndication Agents, CREDIT SUISSE FIRST BOSTON and MIZUHO CORPORATE BANK, LTD., as Co-Documentation Agents, and JPMORGAN CHASE BANK, as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Borrower and the Lenders are entering into this Agreement for the purpose of setting forth the terms and conditions on which the Lenders are willing to make extensions of credit to the Borrower as more fully described herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, subject to the satisfaction of the conditions set forth in Section 4.01, the parties hereto agree as follows:

ARTICLE I
Definitions

SECTION 1.01.    Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“364-Day Credit Agreement” means the 364-Day Revolving Credit Agreement, dated as of May 12, 2004, among CSX Corporation, a Virginia corporation, as borrower, the lenders parties thereto, Citibank, N.A. and The Bank of Nova Scotia, as co-syndication agents, Credit Suisse First Boston and Mizuho Corporate Bank, Ltd., as co-documentation agents, and JPMorgan Chase Bank, as administrative agent.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning assigned to such term in Section 9.13.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Revolving Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the collective reference to the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.

“Aggregate Outstanding Extensions of Credit” means, at any time, an amount equal to the sum of (a) the aggregate Revolving Credit Exposure of the Lenders at such time and (b) the aggregate principal amount of outstanding Competitive Loans of the Lenders at such time.

“Agreement” means this Five-Year Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Allocable CSX/NS Attributable Debt” means the allocable portion of any obligation of any CSX/NS Acquisition Sub Entity which would be “Attributable Debt” of the Borrower and the Subsidiaries if such CSX/NS Acquisition Sub Entity were a Subsidiary of the Borrower, with such allocable portion being equal to a percentage of such obligations equal to the percentage of the capital stock of such CSX/NS Acquisition Sub Entity which is directly or indirectly owned by the Borrower, provided that (a) the Allocable CSX/NS Attributable Debt with respect to any obligations which constitute CSX Conrail Attributable Debt shall be the entire amount of such obligations, (b) the Allocable CSX/NS Attributable Debt with respect to any obligations which constitute NS Conrail Attributable Debt shall be zero and (c) the Allocable CSX/NS Attributable Debt with respect to any obligations of any CSX/NS Acquisition Sub Entity which would be included as “Attributable Debt” of the Borrower and the Subsidiaries if such CSX/NS Acquisition Sub Entity were a Subsidiary of the Borrower and which would be permitted under Sections 6.03(a) and 6.03(b) shall be zero.

“Allocable CSX/NS Debt” means the allocable portion of any obligation of any CSX/NS Acquisition Sub Entity which would be included as “Debt” of the Borrower if such CSX/NS Acquisition Sub Entity were a Subsidiary of the Borrower, with such allocable portion being equal to a percentage of such obligations equal to the percentage of the capital stock of such CSX/NS Acquisition Sub Entity which is directly or indirectly owned by the Borrower, provided that (a) the Allocable CSX/NS Debt with respect to any obligations which constitute CSX Conrail Debt shall be the entire amount of such obligations, (b) the Allocable CSX/NS Debt with respect to any obligations which constitute NS Conrail Debt shall be zero and (c) the Allocable CSX/NS Debt with respect to any obligations of any CSX/NS Acquisition Sub Entity which would be included as “Debt” of the Borrower if such CSX/NS Acquisition Sub Entity were a Subsidiary of the Borrower and which would be permitted under Sections 6.01(a), 6.01(b), 6.01(c) and 6.01(d) (assuming all CSX/NS Acquisition Sub Entities were Subsidiaries) shall be zero.

“Allocable Railroad Revenues” means a percentage of any Railroad Revenues of any CSX/NS Entity equal to the percentage of the capital stock of such CSX/NS Entity which is directly or indirectly owned by the Borrower, provided that the Allocable Railroad Revenues with respect to the Railroad Revenues of any CSX Conrail Subsidiary shall be the entire amount of such Railroad Revenues.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “LIBOR Margin” or “Facility Fee”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt Ratings (S&P/Moody’s)	Facility Fee (basis points per annum)	LIBOR Margin (basis points per annum)
Category 1	A/A2 or higher	8.0	22.0
Category 2	A-/A3	10.0	30.0
Category 3	BBB+/Baa1	12.5	37.5
Category 4	BBB/Baa2	15.0	47.5
Category 5	BBB-/Baa3	17.5	57.5
Category 6	BB+/Bal or lower	22.5	77.5

For purposes of the foregoing, (i) if neither Moody’s nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last two sentences of this definition), then both such rating agencies shall be deemed to have established a rating in Category 6; (ii) if only one of Moody’s or S&P shall have in effect a rating for the Index Debt, then the Borrower and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Rate will be determined by reference to the available rating; (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iv) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating or ratings most recently in effect prior to such change or cessation. If both Moody’s and S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency, and in the absence of such amendment then both such rating agencies shall be deemed to have established a rating in Category 6.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Attributable Debt” means, at any date with respect to any Sale/Leaseback Transaction in respect of which the obligations of the Borrower, any Subsidiary or any CSX Conrail Subsidiary do not constitute Capital Lease Obligations, the aggregate amount of rental payments due from the Borrower, such Subsidiary or such CSX Conrail Subsidiary, as the case may be, under the lease entered into in connection with such Sale/Leaseback Transaction during the remaining term of such lease, net of rental payments which have been defeased or secured by deposits, discounted from the respective due dates thereof to such date using a discount rate equal to the discount rate that would then be used to calculate the amount of Capital Lease Obligations with respect to a comparable capital lease.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means CSX Corporation, a Virginia corporation.

“Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” has the meaning assigned to such term in Section 2.10(c).

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class” refers, when used in reference to any Loan or Borrowing, to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date shall be no later than May 12, 2004.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means the collective reference to Credit Suisse First Boston and Mizuho Corporate Bank, Ltd., in their respective capacities as co-documentation agents hereunder.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Competitive Loan Note” has the meaning assigned to such term in Section 2.09(e).

“Conrail” means Conrail Inc., a Pennsylvania corporation.

“Conrail Shares” means the collective reference to all of the issued and outstanding shares of common stock of Conrail.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means the collective reference to Citibank, N.A. and The Bank of Nova Scotia, in their respective capacities as co-syndication agents hereunder.

“CSX Conrail Assets” means any assets of any CSX/NS Acquisition Sub Entity made available for the separate use and benefit of the Borrower and/or any Subsidiary pursuant to the CSX/NS Agreement (or the definitive documentation referred to therein).

“CSX Conrail Attributable Debt” means any Attributable Debt of any CSX/NS Acquisition Sub Entity which is to be paid in full directly or indirectly by the Borrower and the Subsidiaries and/or by any CSX Conrail Subsidiaries.

“CSX Conrail Debt” means, as to any CSX/NS Acquisition Sub Entity at any date of determination thereof, any obligation of such CSX/NS Acquisition Sub Entity to the extent that (a) such obligation should be reflected in “Short Term Debt” or “Long Term Debt” on a consolidated balance sheet or statement of financial position of such CSX/NS Acquisition Sub Entity at such date in accordance with GAAP and (b) such obligation is to be paid in full directly or indirectly by the Borrower and the Subsidiaries and/or by any CSX Conrail Subsidiaries.

“CSX Conrail Railroad Subsidiary” means any CSX/NS Entity which is a Class I common carrier by rail under the rules of the Surface Transportation Board or has Allocable Railroad Revenues for the most recent period of four fiscal quarters of the Borrower that exceed an amount equal to 5% of the sum of, without duplication, (a) the aggregate Railroad Revenues of the Borrower and the Subsidiaries for such period and (b) the aggregate Allocable Railroad Revenues of the CSX/NS Entities for such period.

“CSX Conrail Shares” means the Conrail Shares owned directly or indirectly by the Borrower.

“CSX Conrail Subsidiary” means any CSX/NS Acquisition Sub Entity whose sole assets consist of CSX Conrail Assets.

“CSX/NS Acquisition Sub” means CRR Holdings LLC, a Delaware limited liability company.

“CSX/NS Acquisition Sub Entity” means CSX/NS Acquisition Sub or any of its subsidiaries.

“CSX/NS Agreement” means the Letter Agreement dated April 8, 1997 between the Borrower and NS providing for the joint acquisition of Conrail.

“CSX/NS Entity” means CSX/NS Acquisition Sub or any of its subsidiaries (other than any NS Conrail Subsidiaries).

“Debt” means, as to the Borrower, any Subsidiary or any CSX Conrail Subsidiary at any date of determination thereof, any obligation of the Borrower, such Subsidiary or such CSX Conrail Subsidiary, as the case may be, to the extent that such obligation should be reflected in “Short Term Debt” or “Long Term Debt” on a consolidated balance sheet or statement of financial position of the Borrower, such Subsidiaries and such CSX Conrail Subsidiaries at such date in accordance with GAAP and, for such purposes, the amount of any obligation of any CSX Conrail Subsidiary which shall be included as “Debt” of the Borrower shall be equal to the Allocable CSX/NS Debt of such CSX Conrail Subsidiary (except that, for purposes of Section 6.05, the Allocable CSX/NS Debt of any CSX Conrail Subsidiary shall be calculated without giving effect to clause (c) of the proviso to the definition of Allocable CSX/NS Debt).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States of America.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any Subsidiary or any CSX/NS Entity directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) income and any branch profits taxes imposed as a result of a present or former connection between the Administrative Agent, any Lender, any Issuing Bank or other recipient of such payment and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such Issuing Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

“Existing Credit Agreement” means the Five-Year Revolving Credit Agreement, dated as of June 8, 2001, as amended by the First Amendment, dated as of May 17, 2002 and the Second Amendment, dated as of May 14, 2003, among CSX Corporation, as borrower, the lenders parties thereto, Citibank, N.A. and The Bank of Nova Scotia, as co-syndication agents, Credit Suisse First Boston and Mitzuho Corporate Bank, Ltd., as co-documentation agents, and JPMorgan Chase Bank, as administrative agent.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any collateral security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Granting Lender” has the meaning assigned to such term in Section 9.04(h).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all payment obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all payment obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all payment obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all payment obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes arising directly from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement other than Excluded Taxes and Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means each of Citibank, N.A., The Bank of Nova Scotia, Credit Suisse First Boston, Mizuho Corporate Bank, Ltd. and JPMorgan Chase Bank, and their respective Affiliates, in their respective capacities as issuers of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(i).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC

Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.18.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, (a) with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than with respect to the capital stock of any Foreign Subsidiary, any such option or right granted consistent with the past practice of the Borrower and the Subsidiaries).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving

Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Majority Lenders.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Margin Stock” has the meaning assigned to such term in Regulation U (including, so long as the same constitute Margin Stock under Regulation U, the Shares).

“Material Adverse Effect” means an adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, in an aggregate amount in excess of an amount equal to 3% of Total Shareholders’ Equity.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrower, the Subsidiaries and the CSX/NS Entities in an aggregate principal amount exceeding $75,000,000.

“Maturity Date” means the fifth anniversary of the Closing Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its corporate debt ratings business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any sale or other disposition of Shares, the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition received by the Borrower or any Subsidiary, net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary fees actually incurred by the Borrower or any Subsidiary and documented in connection therewith and net of taxes paid or reasonably expected to be payable by the Borrower or any Subsidiary as a result thereof.

“Notes” means the collective reference to any Competitive Loan Notes and Revolving Loan Notes.

“NS” means Norfolk Southern Corporation, a Virginia corporation.

“NS Conrail Assets” means any assets of any CSX/NS Acquisition Sub Entity made available for the separate use and benefit of NS or any of its subsidiaries pursuant to the CSX/NS Agreement (or the definitive documentation referred to therein).

“NS Conrail Attributable Debt” means any Attributable Debt of any CSX/NS Acquisition Sub Entity which is to be paid in full directly or indirectly by NS and its subsidiaries and/or by any NS Conrail Subsidiaries.

“NS Conrail Debt” means, as to any CSX/NS Acquisition Sub Entity at any date of determination thereof, any obligation of such CSX/NS Acquisition Sub Entity to the extent that (a) such obligation should be reflected in “Short Term Debt” or “Long Term Debt” on a consolidated balance sheet or statement of financial position of such CSX/NS Acquisition Sub Entity at such date in accordance with GAAP and (b) such obligation is to be paid in full directly or indirectly by NS and its subsidiaries and/or by any NS Conrail Subsidiaries.

“NS Conrail Subsidiary” means any CSX/NS Acquisition Sub Entity whose sole assets consist of NS Conrail Assets.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising directly from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning assigned to such term in Section 9.04(e).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business;

(c)  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (other than ERISA);

(d)  deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

(e)  easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary (or, with respect to any CSX Conrail Assets, any CSX Conrail Subsidiary);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Railroad Revenues” means, with respect to any Person for any period, all revenues of such Person from third parties which should, in accordance with GAAP, be included in operating revenues of such Person’s railroad subsidiaries as reflected in the consolidated financial statements (or in the “Management’s Discussion and Analysis” section of the report on Form 10-K or 10-Q related thereto) of such Person for such period.

“Railroad Subsidiary” means any Subsidiary that is a Class I common carrier by rail under the rules of the Surface Transportation Board or any other Subsidiary the Railroad Revenues of which for the most recent period of four fiscal quarters of the Borrower exceed an amount equal to 5% of the sum of, without duplication, (a) the aggregate Railroad Revenues of the Borrower and the Subsidiaries for such period and (b) the aggregate Allocable Railroad Revenues of the CSX/NS Entities for such period.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Regulation U” means Regulation U of the Board.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Restricted Margin Stock” means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and the Subsidiaries (other than any Margin Stock) that is subject to the provisions of Article 6 (including Section 6.02).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“Revolving Loan Note” has the meaning assigned to such term in Section 2.09(e).

“Sale/Leaseback Transaction” has the meaning assigned to such term in Section 6.03.

“S&P” means Standard & Poor’s Ratings Group or any successor to its corporate debt ratings business.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Securitization Subsidiary” means any Subsidiary which (i) engages in no activities other than in connection with Securitization Transactions permitted by this Agreement and activities incidental thereto and owns no assets other than a pool of accounts receivable and the proceeds thereof, or (ii) whose primary purpose is to hold title or ownership interests in a pool of accounts receivable and the proceeds thereof in connection with Securitization Transactions.

“Securitization Transaction” means (i) any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or such Subsidiary may sell, convey or otherwise transfer a pool of accounts receivable and the proceeds thereof (whether now existing or arising in the future) to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any Subsidiary other than a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), for the purpose of the incurrence by such other Person of Indebtedness secured by a Lien on such accounts receivable and the proceeds thereof (or on beneficial interests of such accounts receivable and the proceeds thereof) or the issuance of certificates representing beneficial interests in such accounts receivable and the proceeds thereof, or (ii) any transaction or series of transactions (including, without limitation, borrowings pursuant to any credit agreement) that may be entered into by any Securitization Subsidiary pursuant to which such Securitization Subsidiary may grant a security interest in its assets (whether now existing or arising in the future) in connection with the incurrence of Indebtedness by such Securitization Subsidiary.

“Shares” means the issued and outstanding shares of common stock of Conrail and of CSX/NS Acquisition Sub and any subsidiary of CSX/NS Acquisition Sub which directly or indirectly owns the common stock of Conrail.

“Significant CSX/NS Entity” means any CSX/NS Entity (other than any CSX Conrail Subsidiary) that, assuming such CSX/NS Entity were a Subsidiary, would be a “significant subsidiary” of the Borrower within the meaning of the SEC’s Regulation S-X (based upon the Borrower’s direct or indirect proportionate beneficial ownership of the assets and income of such CSX/NS Entity) and any other CSX/NS Entity that the Borrower may from time to time designate as a “Significant CSX/NS Entity” by written notice to such effect to the Administrative Agent.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Borrower within the meaning of the SEC’s Regulation S-X, any CSX Conrail Subsidiary that, if such CSX Conrail Subsidiary were a Subsidiary, would be a “significant subsidiary” of the Borrower within the meaning of the SEC’s Regulation S-X and any other Subsidiary that the Borrower may from time to time designate as a “Significant Subsidiary” by written notice to such effect to the Administrative Agent.

“SPC” has the meaning assigned to such term in Section 9.04(h).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Subsidiary” means any subsidiary of the Borrower, provided that no CSX/NS Acquisition Sub Entity shall be a Subsidiary for purposes of this Agreement.

“Successor Corporation” has the meaning assigned to such term in Section 6.04.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Capitalization” means, at any date of determination thereof, the sum of Total Debt at such date plus Total Shareholders’ Equity at such date.

“Total Debt” means, at any date of determination thereof, without duplication, (a) all Debt of the Borrower and the Subsidiaries at such date plus (b) the Allocable CSX/NS Debt of the CSX/NS Acquisition Sub Entities at such date (calculated without giving effect to clause (c) of the proviso to the definition of Allocable CSX/NS Debt).

“Total Shareholders’ Equity” means, as to the Borrower at any date of determination thereof, (a) the sum of all items which would be included under shareholders’ equity on a consolidated balance sheet or statement of financial position of the Borrower at such date in accordance with GAAP plus, without duplication, (b) the excess, if any, of (i) the aggregate purchase price of all CSX Conrail Shares and all Conrail Shares directly or indirectly owned by the Borrower and the Subsidiaries over (ii) the Allocable CSX/NS Debt of the CSX/NS Acquisition Sub Entities at such date (calculated without giving effect to clause (c) of the proviso to the definition of Allocable CSX/NS Debt). In the event that any CSX Conrail Assets become assets of the Borrower or any Subsidiary, Total Shareholders’ Equity shall for all purposes of this Agreement continue to be computed as if such assets had not become assets of the Borrower or such Subsidiary.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and any Notes, the borrowing of Loans, the use of the proceeds thereof and the request for the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

“Unrestricted Margin Stock” means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03.    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01.    Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Outstanding Extensions of Credit exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.    Loans and Borrowings.  (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section

2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Revolving Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.    Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  the aggregate amount of the requested Borrowing;

(ii)  the date of such Borrowing, which shall be a Business Day;

(iii)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.    Competitive Bid Procedure.  (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the Aggregate Outstanding Extensions of Credit at any time shall not exceed the total Commitments at such time. To request Competitive Bids, the

Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests at the same time on the same day, but a Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i)  the aggregate amount of the requested Borrowing;

(ii)  the date of such Borrowing, which shall be a Business Day;

(iii)  whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

(iv)  the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b)  Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing and, in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c)  The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d)  Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that, if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e)  The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f)  If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05.    Letters of Credit.  (a)   General. Subject to the terms and conditions set forth herein, the Borrower (and, if a Letter of Credit is issued for the benefit of any Subsidiary, such Subsidiary) may request the issuance of Letters of Credit for the account of the Borrower (and, if such Letter of Credit is issued for the benefit of any Subsidiary, for the account of the Borrower and such Subsidiary, jointly and severally), in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank with respect to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on the relevant Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $50,000,000 and (ii) the Aggregate Outstanding Extensions of Credit shall not exceed the total Commitments.

(c)  Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is five Business Days prior to the Maturity Date and (ii) the date one year after the date of the issuance of such Letter of Credit, provided that, subject to clause (i) above, any Letter of Credit may, at the request of the Borrower as set forth in the applicable application for such Letter of Credit, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed.

(d)  Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank and without any further action on the part of such Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a

Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by it, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the relevant Issuing Bank, then to such Lenders and the relevant Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)  any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

(ii)  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

(iii)  the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv)  any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v)  payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)  any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that each Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of such Issuing Bank, except to the extent that applicable law requires a different standard of care. Without limiting the generality of the foregoing, it is understood that an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that such Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)  Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)  Replacement of the Issuing Banks. Each Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, provided that the successor Issuing Bank must be a Lender or an Affiliate of a Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor Issuing Bank, any other Issuing Bank, or any previous Issuing Bank, or to such successor Issuing Bank, all other Issuing Banks and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Article VII. Such deposit shall be held in New York by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Investment of such deposits shall, to the extent reasonably practicable, be made at the direction of the Administrative Agent and at the Borrower’s risk and expense. Unless invested in accordance with the preceding sentence, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC

Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06.    Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Administrative Agent shall promptly return to the Borrower any amount (including interest) paid by the Borrower to the Administrative Agent pursuant to the immediately preceding sentence, together with any interest thereon paid by such Lender for any day not covered by the Borrower’s payment.

SECTION 2.07.    Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate

Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

(b)  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.    Expiration, Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall expire on the Maturity Date.

(b)  Upon any direct or indirect sale or other disposition of Shares (other than Shares constituting Unrestricted Margin Stock) directly or indirectly beneficially owned by the Borrower (other than (i) to the Borrower’s direct or indirect Subsidiaries, (ii) to any wholly-owned subsidiary of CSX/NS Acquisition Sub so long as the Borrower’s direct or indirect proportionate beneficial ownership of the Shares shall not be reduced as a result thereof, or (iii) to NS or its subsidiaries or any CSX/NS Acquisition Sub Entity in consideration of the acquisition of any assets of Conrail or any of its subsidiaries by the Borrower or any Subsidiary), the Commitments shall be automatically reduced in an amount equal to 100% of the Net Cash Proceeds to the Borrower and the Subsidiaries of any such sale or other disposition of Shares (other than Shares constituting Unrestricted Margin Stock). Each such reduction shall become effective on the fifth Business Day following receipt by the Borrower or any Subsidiary, as the case may be, of any such Net Cash Proceeds.

(c)  The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Aggregate Outstanding Extensions of Credit would exceed the total Commitments.

(d)  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09.    Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. In case of any discrepancy between the entries made by the Administrative Agent pursuant to this paragraph and the entries made by any Lender pursuant to paragraph (b) of this Section, such Lender’s entries shall be considered correct, in the absence of manifest error.

(d)  In case of any dispute, action or proceeding relating to any Loan, the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request of the Borrower that (i) Revolving Loans made by it be evidenced by a promissory note, substantially in the form of Exhibit B-1 (a “Revolving Loan Note”) and (ii) Competitive Loans made by it be evidenced by a promissory note, substantially in the form of Exhibit B-2 (a “Competitive Loan Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes in such forms payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such forms payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.    Optional and Mandatory Prepayment of Loans. (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior written consent of the Lender thereof.

(b)  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment to be made pursuant to paragraph (a) of this Section (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by payment of accrued interest to the extent required by Section 2.12.

(c)  If, following any reduction of the total Commitments in connection with any sale or other disposition of Shares by the Borrower or any Subsidiary, the Aggregate Outstanding Extensions of Credit exceed the total Commitments, the Borrower shall, without notice or demand, immediately repay Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.15 in connection therewith. To the extent that after giving effect to any prepayment of Revolving Loans required by the preceding sentence, the Aggregate Outstanding Extensions of Credit still exceed the total Commitments, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to repay the principal of each Competitive Loan on the date such principal becomes due and payable hereunder and/or to reimburse, pursuant to Section 2.05(e), any LC Disbursement made thereafter, provided that the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Account which is equal to the amount by which the total Commitments at such time plus the amount on deposit in the Cash Collateral Account exceeds the Aggregate Outstanding Extensions of Credit at such time. “Cash Collateral Account” means an account, in the name of the Administrative Agent for the benefit of the Lenders, established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this Section.

SECTION 2.11.    Fees. (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Commitment expires or is terminated; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 (or 366 in the case of a leap year) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) relating to the Letters of Credit issued by such Issuing Bank during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 (or 366 in the case of a leap year) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee, which shall accrue at a rate per annum of 0.125% on the daily amount of such Lender’s Revolving Credit Exposure, for any periods during which (i) the sum of (A) the Aggregate Outstanding Extensions of Credit hereunder plus (B) the Aggregate Outstanding Extensions of Credit (as defined in the 364-Day Credit Agreement) under the 364-Day Credit Agreement exceeds (ii) 50% of the sum of (A) the aggregate amount of Commitments hereunder plus (B) the aggregate amount of Commitments (as defined in the 364-Day Credit Agreement) under the 364-Day Credit Agreement. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first applicable such date to occur after the date hereof. All utilization fees shall be computed on the basis of a year of 365 (or 366 in the case of a leap year) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, utilization fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12.    Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

(b)  The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(c)  Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

(d)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, from and including the date such amount shall become due, but excluding the date such amount shall be paid in accordance with Section 2.17, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(e)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

(f)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumptively correct absent manifest error.

SECTION 2.13.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)  the Administrative Agent determines (which determination shall be presumptively correct, absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)  the Administrative Agent is advised by the Majority Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.14.    Increased Costs. (a)  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)  impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder in respect of such Loan or Letter of Credit by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts (including the basis therefor and the calculation thereof) necessary to compensate such

Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be presumptively correct absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e)  Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.15.    Break Funding Payments

. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss and the actual cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate (in the case of a Eurodollar Revolving Loan) or the LIBO Rate (in the case of a Eurodollar Competitive Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive (including the basis therefor and the calculation thereof) pursuant to this Section shall be delivered to the Borrower and shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.    Taxes. (a)  Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto to the extent such penalties, interest and expenses shall not result from any action or inaction on the part of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (including the basis therefor and the calculation thereof) delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be presumptively correct absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Unless after the date any Foreign Lender becomes a Lender hereunder there is a Change in Law which would prevent such Foreign Lender from duly completing and delivering such documentation and such Foreign Lender so advises the Administrative Agent and the Borrower, such Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit payments made under this Agreement to be made without withholding.

(f)  If the Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Tax at the Borrower’s expense if requested by the

Borrower. If any Lender or the Administrative Agent, as applicable, obtains a credit against or receives a refund or reduction (whether by way of direct payment or by offset) of any Tax for which payment has been made pursuant to this Section, which credit, refund or reduction in the good faith judgment of such Lender or the Administrative Agent, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section, the amount of such credit, refund or reduction (together with any interest received thereon) promptly shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to this Section.

SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension at the same applicable rate. All payments hereunder shall be made in dollars.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, subject to Section 9.08, exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.    Mitigation Obligations; Replacement of Lenders. (a)  If any Lender or a Participant in such Lender’s Loans requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or a Participant in such Lender’s Loans or any Governmental Authority for the account of any Lender or Participant pursuant to Section 2.16, then such Lender or Participant shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender or Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Participant. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Participant in connection with any such designation or assignment. Without limiting the generality of the foregoing, each Lender and Participant shall use all reasonable efforts to mitigate the effect upon the Borrower of any increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among the Borrower and other borrowers of such Lender or Participant to which such cost applies and such Lender or Participant shall not be entitled to be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline or request, such Lender’s or Participant’s policy generally to seek to exercise such rights, where available, against other borrowers of such Lender or Participant.

(b)  If any Lender or a Participant in such Lender’s Loans requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or Participant or any Governmental Authority for the account of any Lender or Participant pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender shall have a credit rating of C/D (or its equivalent) or lower by Thomson BankWatch, Inc. (or any successor thereto), then the Borrower shall have the right, at its sole expense, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Issuing Bank) which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.    Organization; Powers. Each of the Borrower and the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.    Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each Note when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower, any Subsidiary or any CSX/NS Entity or any order of any Governmental Authority, (c) will not violate or result in a default, or give rise to a right to require any material payment, under any indenture, agreement or other instrument binding upon the Borrower, any Subsidiary or any of their respective assets (or, in the case of CSX/NS Acquisition Sub or Conrail or any of its subsidiaries (excluding any NS Conrail Subsidiaries), any indenture, agreement or other instrument a violation, default or required payment under which would result in a Material Adverse Effect), and (d) will not result in the creation or imposition of any Lien on any material asset of the Borrower or any Subsidiary (or, in the case of CSX/NS Acquisition Sub or Conrail or any of its subsidiaries (excluding any NS Conrail Subsidiaries), any Lien on any of its assets if such Lien would result in a Material Adverse Effect).

SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated statement of financial position, and statements of earnings, changes in shareholders’ equity and cash flows (i) as of and for the fiscal year ended December 26, 2003, reported on by Ernst & Young LLP, independent public accountants, and (ii) except for statements of changes in shareholders’ equity, as of and for the fiscal quarter ended March 26, 2004, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)  Since December 26, 2003, there has been no Material Adverse Effect.

SECTION 3.05.    Properties. (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to its business, except for such irregularities that, individually or in the aggregate, would not result in a Material Adverse Effect.

(b)  Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.06.    Litigation and Environmental Matters. (a) There is no pending litigation or administrative proceeding or other legal or regulatory development that is reasonably likely to result in a Material Adverse Effect or to materially adversely affect the rights and remedies of the Lenders hereunder.

(b)  Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither the Borrower nor any Subsidiary nor any CSX/NS Entity (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07.    Compliance with Laws and Agreements. Each of the Borrower, the Subsidiaries and the CSX/NS Entities is in compliance with all laws, regulations and orders (other than Environmental Laws) of any Governmental Authority applicable to it or its property (including Regulation U) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08.    Investment and Holding Company Status. Neither the Borrower nor any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09.    Taxes. Each of the Borrower, the Subsidiaries and the CSX/NS Entities has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, such Subsidiary or such CSX/NS Entity, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect.

SECTION 3.11.    Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such pro forma statements or projections are inherently subjective and are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and that no assurance can be given that such projections or pro forma financial statements will be realized.

ARTICLE IV

Conditions

SECTION 4.01.    Closing Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received from the Borrower and the Lenders either (i) counterparts of this Agreement signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such parties have each signed a counterpart of this Agreement.

(b)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Wachtell, Lipton, Rosen & Katz, special counsel for the Borrower, substantially in the form of Exhibit C, and (ii) the General Counsel or an Assistant General Counsel of the Borrower, substantially in the form of Exhibit D. The Borrower hereby requests such counsel to deliver such opinions.

(c)  The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement and authorized to execute Notes reasonably satisfactory in form and substance to the Administrative Agent and (ii) true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

(d)  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that (i) the representations and warranties of the Borrower set forth in this Agreement are true and correct as of the Closing Date and (ii) upon the effectiveness of this Agreement, no Default shall have occurred and be continuing.

(e)  The Borrower shall have paid all fees required to be paid, and all expenses required to be paid and for which invoices have been presented, on or before the Closing Date.

(f)  Concurrently with the effectiveness of this Agreement, (i) the Borrower shall (and does hereby) terminate the commitments under the Existing Credit Agreement and (ii) all principal, interest and fees under the Existing Credit Agreement shall be paid in full. Any advance notice required in connection with such termination or prepayment is hereby waived by the Lenders (to the extent such Lenders are parties to the Existing Credit Agreement).

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Borrower set forth in this Agreement (other than the representations and warranties set forth in Sections 3.04(b) and 3.06) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to each Lender through the Administrative Agent:

(a)  as soon as available but in any event within 120 days after the end of each fiscal year of the Borrower, its audited consolidated statement of financial position and related statements of earnings, changes in shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such fiscal year on Form 10-K filed with the SEC, but only so long as the financial statements contained in such annual report on Form 10-K are substantially the same in content as the financial statements referred to in the preceding provisions of this paragraph (a);

(b)  as soon as available but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated statement of financial position and related statements of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the SEC, but only so long as the financial statements contained in such quarterly report on Form 10-Q are substantially the same in content as the financial statements referred to in the preceding provisions of this paragraph (b);

(c)  concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether, to the best knowledge of such Financial Officer, a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)  concurrently with each delivery of financial statements under clause (a) above, a letter signed by the accounting firm that reported on such financial statements to the effect that, in the course of the examination upon which their report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), nothing came to their attention that caused them to believe that there were any Defaults or Events of Default involving accounting matters or, if such accountants became aware of any such Defaults or Events of Default, specifying the nature thereof;

(e)  promptly after the same become publicly available, copies of all periodic and other reports on Forms 8-K, 10-Q and 10-K and all proxy statements filed by the Borrower or any Subsidiary with the SEC or any other documents distributed by the Borrower to its shareholders generally which contain the equivalent information to that contained in such Forms or proxy statements;

(f)  upon any sale or other disposition of Shares by the Borrower or any Subsidiary, a certificate of a Financial Officer setting forth in reasonable detail the calculations required to determine the portion of such Shares which constitute Restricted Margin Stock, the portion of such Shares which constitute Unrestricted Margin Stock and the Net Cash Proceeds attributable to each such portion; and

(g)  promptly following any request therefor, such other information regarding the operations and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered to the Lenders on the date on which the Borrower provides written notice to the Lenders that such information has been posted on the Borrower’s website on the Internet at http://www.csx.com or is available on the website of the SEC at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 9.01(b).

SECTION 5.02.    Notices of Material Events. The Borrower will furnish to each Lender through the Administrative Agent prompt written notice of the following:

(a)  within three Business Days after any Financial Officer obtains knowledge of the occurrence of any Default which is continuing, the occurrence of such Default;

(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that would, in the reasonable judgment of the Borrower, result in a Material Adverse Effect;

(c)  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would, in the reasonable judgment of the Borrower, result in a Material Adverse Effect; and

(d)  any other development that results in, or would in the reasonable judgment of the Borrower result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.    Existence; Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises it reasonably deems necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation or disposition not prohibited under Section 6.04 or prohibit the Borrower or any Significant Subsidiary from discontinuing any business or forfeiting any right, license, permit, privilege or franchise to the extent it reasonably deems appropriate in the ordinary course of its business.

SECTION 5.04.    Payment of Obligations. The Borrower will, and will cause each Subsidiary and each CSX Conrail Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings.

SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each Significant Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance with financially sound insurance companies (including captive or affiliated insurance companies) or, to the extent consistent with prudent business practice, programs of self-insurance, in each case in such amounts, with such deductibles and against such risks as are reasonably appropriate.

SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each Significant Subsidiary to, keep and maintain proper books of record and account in accordance with GAAP. The Borrower will, and will cause each Subsidiary and each CSX Conrail Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and coordinated with the Administrative Agent, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours and at such reasonable times and as often as reasonably requested.

SECTION 5.07.    Compliance with Laws. The Borrower will, and will cause each Subsidiary and CSX Conrail Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 5.08.    Use of Proceeds, Commitments and Letters of Credit. The proceeds of the Loans may be used for working capital and other general corporate purposes, and a portion of the Commitments may be used to support commercial paper issued by the Borrower. Letters of Credit will be issued only to support obligations of the Borrower and the Subsidiaries, contingent or otherwise, incurred or arising in the ordinary course of business.

SECTION 5.09.    Federal Regulations. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” (within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect) any Margin Stock in violation of the applicable requirements of such Regulation. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U, as the case may be.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.    Limitation on Subsidiary Debt. The Borrower will not permit any Subsidiary or any CSX Conrail Subsidiary to create, incur or assume any Debt (other than Debt substantially secured by a Lien or Liens on assets of such Subsidiary or such CSX Conrail Subsidiary permitted under Section 6.02) after the Closing Date, except:

(a)  extensions, renewals and replacements of any Debt existing on the date hereof that do not increase the outstanding principal amount thereof (other than to finance payments made in connection therewith);

(b)  Debt of any Subsidiary or CSX Conrail Subsidiary to the Borrower or any other Subsidiary or CSX Conrail Subsidiary;

(c)  Debt of any Person that becomes a Subsidiary after the date hereof; provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(d)  Debt of any Subsidiary or CSX Conrail Subsidiary as an account party in respect of letters of credit; and

(e)  other Debt; provided that (i) at the time of the creation, incurrence or assumption of such Debt and after giving effect thereto, the aggregate principal amount of all such Debt of the Subsidiaries does not exceed an amount equal to 10% of Total Capitalization at such time and (ii) any Allocable CSX/NS Debt of the CSX/NS Acquisition Sub Entities incurred after the Closing Date shall, without duplication, be treated as “Debt” of a Subsidiary for purposes of clause (i) of this proviso.

SECTION 6.02.    Liens. The Borrower will not, and will not permit any Subsidiary or CSX Conrail Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (other than Unrestricted Margin Stock) to secure Debt of the Borrower, any Subsidiary or any CSX Conrail Subsidiary, except:

(a)  Permitted Encumbrances;

(b)  any Lien on any property or asset of the Borrower or any Subsidiary or Conrail or any of its subsidiaries existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Borrower, any Subsidiary or any CSX Conrail Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than to finance payments made in connection therewith);

(c)  any Lien existing on any property or asset prior to the acquisition thereof by the Borrower, any Subsidiary or any CSX/NS Entity or existing on any property or asset of any Person that becomes a Subsidiary or CSX/NS Entity after the date hereof prior to the time such Person becomes a Subsidiary or CSX/NS Entity; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or CSX/NS Entity, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower, any Subsidiary or any CSX Conrail Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or CSX/NS Entity, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than to finance payments made in connection therewith);

(d)  Liens on railroad locomotives, auto racks, rolling stock, vessels, barges, containers, vehicles, terminals and other fixed or capital assets acquired, constructed, improved or refurbished by or for the Borrower, any Subsidiary or any CSX Conrail Subsidiary; provided that (i) such Liens and the Debt secured thereby are incurred (A) prior to or within three years after such acquisition or the completion of such construction, improvement or refurbishment or (B) with respect to the assets of Conrail or any of its subsidiaries, not later than August 22, 2001, (ii) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing, improving or refurbishing such assets and (iii) such Liens shall not apply to any other property or assets of the Borrower, any Subsidiary or any CSX Conrail Subsidiary;

(e)  Liens securing Debt in respect of the transactions described in Schedule 6.02

(f)  Liens on assets owned by a Securitization Subsidiary granted in connection with a Securitization Transaction so long as the aggregate principal amount of Indebtedness outstanding with respect to all such Securitization Transactions does not exceed $750,000,000 at any time; and

(g)  Liens not otherwise permitted hereunder; provided that, at the time of the creation, incurrence or assumption of any Debt secured by any such Lien and after giving effect thereto, the aggregate principal amount of Debt of the Borrower and the Subsidiaries secured by Liens permitted under this clause (g), together with, without duplication, the sum of (i) the Attributable Debt then outstanding in respect of Sale/Leaseback Transactions permitted under Section 6.03(c) in respect of which the obligations of the Borrower or any Subsidiary do not constitute Capital Lease Obligations, (ii) the aggregate then outstanding principal amount of Allocable CSX/NS Debt of the CSX/NS Acquisition Sub Entities incurred after the Closing Date then secured by Liens on the assets of any CSX/NS Entity (other than Liens which would be permitted under paragraphs (a) through (f) of this Section assuming the CSX/NS Acquisition Sub Entities were Subsidiaries) and (iii) the aggregate then outstanding Allocable CSX/NS Attributable Debt of the CSX/NS Acquisition Sub Entities incurred after the Closing Date, does not exceed an amount equal to 10% of Total Capitalization at such time.

SECTION 6.03.    Limitation on Sale/Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary or any CSX Conrail Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower, any Subsidiary or any CSX Conrail Subsidiary of real or personal property (other than Unrestricted Margin Stock) which has been or is to be sold or transferred by the Borrower, such Subsidiary or such CSX Conrail Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower, such Subsidiary or such CSX Conrail Subsidiary (a “Sale/Leaseback Transaction”), except:

(a)  any Sale/Leaseback Transaction described in Schedule 6.02;

(b)  any arrangement with respect to any railroad locomotive, auto rack, rolling stock, vessel, barge, container, vehicle, terminal or other fixed or capital asset; provided that such arrangement is entered into (A) prior to or within three years after the acquisition, construction, improvement or refurbishment of such railroad locomotive, auto rack, rolling stock, vessel, barge, container, vehicle, terminal or other fixed or capital asset or (B) with respect to the assets of Conrail or any of its subsidiaries, not later than August 22, 2001; and

(c)  Sale/Leaseback Transactions not otherwise permitted hereunder; provided that, (i) if the obligations of the Borrower, any Subsidiary or any CSX Conrail Subsidiary

in respect of any such Sale/Leaseback Transaction constitute Capital Lease Obligations, the Liens created in respect of such Sale/Leaseback Transactions are permitted under Section 6.02 and (ii) if the obligations of the Borrower, any Subsidiary or any CSX Conrail Subsidiary in respect of any such Sale/Leaseback Transaction do not constitute Capital Lease Obligations, at the time of the creation, incurrence or assumption of any Attributable Debt in connection with such Sale/Leaseback Transaction and after giving effect thereto, the aggregate principal amount of Attributable Debt of the Borrower and the Subsidiaries then outstanding in respect of leases entered into in connection with Sale/Leaseback Transactions permitted under this clause (ii), together with, without duplication, the aggregate principal amount of Debt of the Borrower and the Subsidiaries then secured by Liens permitted under Section 6.02(g), the aggregate principal amount of Allocable CSX/NS Debt of the CSX/NS Acquisition Sub Entities incurred after the Closing Date then secured by Liens on the assets of any CSX/NS Entity (other than Liens which would be permitted under paragraphs (a) through (f) of Section 6.02 assuming the CSX/NS Acquisition Sub Entities were Subsidiaries) and the aggregate then outstanding Allocable CSX/NS Attributable Debt of the CSX/NS Acquisition Sub Entities incurred after the Closing Date, does not exceed an amount equal to 10% of Total Capitalization at such time.

SECTION 6.04.    Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), unless (a) the surviving corporation in any such merger or consolidation or the Person which acquires all or substantially all of the assets of the Borrower shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Corporation”) and shall expressly assume, by amendment to this Agreement executed by the Borrower, the Successor Corporation and the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and all other amounts payable under this Agreement and any Notes and the payment and performance of every covenant hereof on the part of the Borrower to be performed or observed, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (c) the Borrower shall have delivered a certificate of a Financial Officer and a written opinion of counsel reasonably satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such transaction and amendment comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied; provided that the Borrower and the Subsidiaries will be permitted to sell, transfer and otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions.

SECTION 6.05.    Financial Covenant. The Borrower shall not permit the ratio of Total Debt to Total Capitalization to exceed 0.55 to 1.00.

SECTION 6.06.    Ownership of Railroad Subsidiaries. The Borrower shall not (a) permit any Railroad Subsidiary to cease to be a wholly-owned Subsidiary of the Borrower or (b) directly or indirectly, sell, transfer or otherwise dispose of any capital stock of any CSX Conrail Railroad Subsidiary; provided that (i) neither the Borrower nor any Subsidiary shall be in any way restricted under this Section from selling or otherwise disposing of Unrestricted Margin Stock and (ii) neither the Borrower nor any Subsidiary shall be prohibited pursuant to clause (b)

from transferring the capital stock of any CSX Conrail Railroad Subsidiary (A) to the Borrower’s direct or indirect Subsidiaries, (B) to any wholly-owned subsidiary of CSX/NS Acquisition Sub so long as the Borrower’s direct or indirect proportionate beneficial ownership of such capital stock shall not be reduced as a result thereof or (C) to NS or its subsidiaries or any CSX/NS Acquisition Sub Entity in consideration of the acquisition of any assets of Conrail or any of its subsidiaries by the Borrower or any Subsidiary.

SECTION 6.07.    Sales of Unrestricted Margin Stock. The Borrower shall not, and shall not permit any Subsidiary or CSX/NS Entity to, (a) sell or otherwise dispose of any Shares constituting Unrestricted Margin Stock other than in exchange for cash or cash equivalents or (b) fail to maintain the proceeds of any such sale or other disposition as cash, cash equivalents or short-term investments; provided that (i) to the extent that the Borrower shall elect to reduce the Commitments pursuant to Section 2.08(c) at any time after any such sale or other disposition, the requirements of clause (b) above shall cease to apply to the portion of such proceeds as shall be equal to the aggregate amount of any such reductions and (ii) this Section shall not apply to sales or other dispositions of Unrestricted Margin Stock (A) to the Borrower’s direct or indirect Subsidiaries, (B) to any wholly-owned subsidiary of CSX/NS Acquisition Sub so long as the Borrower’s direct or indirect proportionate beneficial ownership of the Shares shall not be reduced as a result thereof, or (C) to NS or its subsidiaries or any CSX/NS Acquisition Sub Entity in consideration of the acquisition of any assets of Conrail or any of its subsidiaries by the Borrower or any Subsidiary.

SECTION 6.08.    Limitation on Guarantees and Liens of CSX/NS Entities. The Borrower shall not permit any CSX/NS Entity to create, incur, assume or suffer to exist any Guarantee in respect of, or Liens upon any of the property, assets or revenues, whether now owned or hereafter acquired, of such CSX/NS Entity to secure, Indebtedness of NS or any of its subsidiaries (other than CSX/NS Entities).

SECTION 6.09.    CSX/NS Agreement. The Borrower shall not agree to any material modification or amendment of any of the terms of the CSX/NS Agreement if, in the reasonable judgment of at least three of the Agents, such modification or amendment would be reasonably likely to result in a Material Adverse Effect.

SECTION 6.10.    Final Asset Division. Notwithstanding any provision to the contrary in Article VI (but without prejudice to Sections 6.05, 6.08 and 6.09), the Borrower and its Subsidiaries shall be permitted to incur, assume, refinance, replace, guarantee or otherwise assume direct or indirect responsibility for the payment of the Allocable CSX/NS Debt (calculated without giving effect to clause (c) of the proviso to the definition thereof) or Allocable CSX/NS Attributable Debt (calculated without giving effect to clause (c) of the proviso to the definition thereof) of the CSX/NS Acquisition Sub Entities in connection with the final asset division contemplated by the CSX/NS Agreement, either on an unsecured basis or secured by Liens on the assets of any CSX/NS Acquisition Sub Entity (whether such assets remain assets of such CSX/NS Acquisition Sub Entity or are acquired by the Borrower or any of its Subsidiaries) and any resulting Debt, Lien or, to the extent applicable, Sale/Leaseback Transaction of the Borrower or any of its Subsidiaries shall not be included for purposes of determining compliance with the limitations contained in Sections 6.01(e), 6.02(g) and 6.03(c).

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)  the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; provided that, if any such failure shall result from the malfunctioning or shutdown of any wire transfer or other payment system reasonably employed by the Borrower to make such payment or from an inadvertent error of a technical or clerical nature by the Borrower or any bank or other entity reasonably employed by the Borrower to make such payment, no Event of Default shall result under this paragraph (a) during the period (not in excess of two Business Days) required by the Borrower to make alternate payment arrangements;

(b)  the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten days;

(c)  any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d)  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (c) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(e)  any event of default or similar event or condition occurs (and continues after any applicable grace period) under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Material Indebtedness, whether such Material Indebtedness now exists or shall hereafter be created and shall result in any Material Indebtedness becoming due prior to its scheduled maturity (other than any such event or condition arising solely out of the violation by the Borrower or any Subsidiary of any covenant in any way restricting the Borrower’s, or any such Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) and such acceleration shall not be rescinded or annulled in accordance with the terms of such mortgage, indenture or investment, as the same case may be; provided that (i) this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary permitted sale or transfer of the property or assets securing such Indebtedness and (ii) any acceleration of Indebtedness of any CSX/NS Entity (other than a CSX Conrail Subsidiary) shall not be included for purposes of determining if an Event of Default has occurred under this paragraph so long as such acceleration (x) does not result from a breach by the Borrower of its obligations under the CSX/NS Agreement (or the definitive documentation referred to therein) or (y) would not result in a Material Adverse Effect;

(f)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or Significant CSX/NS Entity or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or Significant CSX/NS Entity or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)  the Borrower or any Significant Subsidiary or Significant CSX/NS Entity shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or Significant CSX/NS Entity or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)  the Borrower or any Significant Subsidiary or Significant CSX/NS Entity shall become unable, admit in writing or fail generally to pay its debts as they become due;

(i)  one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $75,000,000 shall be rendered against the Borrower, any Subsidiary, any CSX/NS Entity or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, provided that any judgment rendered against any CSX/NS Entity (other than a CSX Conrail Subsidiary) shall not be included for purposes of determining if an Event of Default has occurred under this paragraph so long as such judgment (x) does not result from a breach by the Borrower of its obligations under the CSX/NS Agreement (or the definitive documentation referred to therein) or (y) would not result in a Material Adverse Effect;

(j)  an ERISA Event shall have occurred that, in the reasonable opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect; or

(k)  a Change in Control shall occur and on the date which is four months after the occurrence of such Change in Control the Applicable Rate shall be determined by reference to Category 6;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article as a result of which the Administrative Agent and the Lenders shall not be permitted, without special relief, to exercise their rights or remedies under clause (i) or (ii) below), and at any time thereafter during the continuance of such event, the Administrative Agent (with the consent of the Majority Lenders) may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (f) or (g) of this Article described above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Agents

Each of the Lenders and Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank as its agent and authorizes JPMorgan Chase Bank to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Each Lender acknowledges that Citibank, N.A. and The Bank of Nova Scotia shall be Co-Syndication Agents with respect to this Agreement and that Credit Suisse First Boston and Mizuho Corporate Bank, Ltd. shall be Co-Documentation Agents with respect to this Agreement. The Co-Syndication Agents and Co-Documentation Agents shall have no duties in such capacities in addition to any duties in their capacity as Lenders.

Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,

(b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Lenders entitled to so require, and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, nor shall such Agent be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Lenders entitled to so require or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made to any Lender in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance by the Borrower of any of the covenants, agreements or other terms or, except as provided in clause (v) below, conditions set forth herein, (iv) with respect to parties other than such Agent, the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent and for which it is responsible. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent reasonably selected by the Administrative Agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower (which consent shall not be required if at the time of such appointment any Default or Event of Default shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender represents that it has not relied upon the Unrestricted Margin Stock in its credit analysis or its decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)  if to the Borrower, to it at CSX Corporation, 500 Water Street, S.C. C110, Jacksonville, FL 32202, Attention of Treasurer (Telecopy No. (904) 366-5176);

(ii)  if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, TX 77002-8069, Attention of Khuyen Ta (Telephone No. 713-750-3780; Facsimile No. 713-750-2938), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Robert Kellas (Telecopy No. (212) 270-5100); and

(iii)  if to any Issuing Bank or any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the applicable Lender); provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it prior to such communication (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the Lenders); provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.02.    Waivers; Amendments. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.10(c) or change 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, in either case without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension by it of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any Note, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b)  The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee. The foregoing indemnification shall not cover any such claims, damages, losses, liabilities or expenses relating to (i) any Taxes or (ii) any costs or capital requirements (whenever imposed) to any Lender or any corporation controlling such Lender as a result of such Lender’s Commitment or its Loans or participations in Letters of Credit, but in each case without prejudice to Sections 2.14, 2.15, 2.16 and 9.03.

(c)  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d)  To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable promptly after written demand therefor, accompanied by such documentation as the Borrower may reasonably request to evidence the basis for, and calculation of, such amount.

SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may, at no additional cost to the Borrower, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or (to the extent the obligations of such Lender Affiliate are guaranteed by or otherwise remain the obligations of the relevant Lender) a Lender Affiliate, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each of the Administrative Agent and the Issuing Banks must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment and the amount of its Commitment remaining thereafter (determined in each case as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement (including its Revolving Loans), except that this clause (iv) shall not apply to rights in respect of outstanding Competitive Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (f) or (g) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of (but not greater than) the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 and be subject to Section 9.12). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence thereof absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection during normal business hours by the Borrower at any reasonable time and from time to time upon reasonable advance notice.

(d)  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)  Any Lender may, without the consent of, and at no additional cost to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same (but no greater) extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(f)  A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(g)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h)  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may, at no additional cost to the Borrower, grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof in the same manner and to the same extent as if such option had not been granted. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender, (1) the Granting Lender shall have the sole right and responsibility to deliver all consents and waivers required or requested, and to perform all obligations required, under this Agreement with respect to its SPC, and (2) no SPC shall be entitled to receive any greater amounts pursuant to any provision of this Agreement than the Granting Lender would have been entitled to receive in respect of any Loan made by such SPC. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided, that no such restriction shall apply with respect to the Granting Lender. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may, at no additional cost to the Borrower, (x) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan such SPC has made hereunder to its Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of any such Loan and (y) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection 9.04(h) may not be amended without the written consent of any SPC with Loans outstanding hereunder.

SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final and non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any regulatory authority, but only, except with respect to bank examiners, after the Administrative Agent or the relevant Issuing Bank or Lender provides such written notice to the Borrower of such proposed disclosure as is reasonable under the circumstances and permitted by law, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower (other than a source known to be disclosing such Information in violation of a confidentiality agreement with the Borrower) or (z) was available to the Administrative Agent or the relevant Issuing Bank or Lender prior to such Person becoming a Lender. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.    USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CSX CORPORATION,
as Borrower
By:	/s/
Title:

JPMORGAN CHASE BANK,
as Administratie Agent and as a Lender,
By:	/s/
Title:

CITIBANK, N.A.,
as Co-Syndication Agent and as a Lender,
By:	/s/
Title:

THE BANK OF NOVA SCOTIA,
as Co-Syndication Agent and as a Lender,
By:	/s/
Title:

CREDIT SUISSE FIRST BOSTON,
as Co-Documentation Agent and as a Lender,
By:	/s/
Title:

By:	/s/

Title:

MIZUHO CORPORATE BANK, LTD.
as Co-Documentation Agent and as a Lender,
By:	/s/
Title:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/
Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/
Title:

THE BANK OF NEW YORK

By:	/s/
Title:

BANKONE, N.A.

By:	/s/
Title:

WACHOVIA BANK, N.A.

By:	/s/
Title:

FLEET NATIONAL BANK

By:	/s/
Title:

SUNTRUST BANK

By:	/s/
Title:

UBS LOAN FINANCE LLC

By:	/s/
Title

By:	/s/
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/
Title:

By:	/s/
Title:

ABN AMRO BANK N.V.

By:	/s/
Title:

THE NORTHERN TRUST COMPANY

By:	/s/
Title:

THE FIFTH THIRD BANK

By:	/s/
Title:

UFJ BANK LIMITED, NEW YORK BRANCH

By:	/s/
Title: